Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 Forum Energy Technologies, Inc. of our report dated February 26, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Forum Energy Technologies, Inc.‘s Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

August 16, 2016